Exhibit 21

L.S. Starrett Company

Corporate Organization

Company Name	Country of	State/Province	Type of	Year	Year of	Business	Address
	Incorporation	of Incorporation	Entity	Acquired	Incorporation

The L.S. Starrett Company	U.S.	Massachusetts	Corporation	1880	1929	Manufacturing	121 Crescent Street, Athol, MA 01331
Tru-Stone Technologies, Inc.	U.S.	Delaware	Corporation	2006	2006	Manufacturing	1101 Prosper Drive, PO Box 430, Waite Park, MN 56387
Starrett Kinemetric Engineering, Inc.	U.S.	Delaware	Corporation	2007	2007	Manufacturing	26052 Merit Circle, Suite 103, Laguna Hills, CA 92653
Starrett Bytewise Development, Inc.	U.S.	Delaware	Corporation	2011	2011	Manufacturing	1150 Brookstone Center Parkway, Columbus, Georgia 31904
Starrett Worldwide, Inc.	U.S.	Delaware	Corporation		2014	Hire Non-US Employees	121 Crescent Street, Athol, MA 01331

The L.S. Starrett Co. of Canada Limited	Canada	Ontario	Corporation	1962	1962	Sales	1244, Kamato Road, Mississauga, Ontario, L4W 1Y1
The L.S. Starrett Company Limited	U.K.	Scotland	Corporation	1958	1958	Manufacturing	Box 1, Oxnam Road, Jedburgh, TD8 6LR, Scotland
Starrett Precision Optical Limited	U.K.	England	Corporation	1990	1990	Manufacturing	Snaygill Industrial Estate, Skipton, North Yorkshire, BD23 2QR, England
Starrett GmbH	Germany		Corporation	2000	2000	Sales	Feldwies 12, 61389 Scmittem/Taunus, Germany
Starrett (Asia) Pte Ltd.	Singapore		Corporation	2010	2010	Sales	35, Marsiling Industrial State Road 3, #05-04 Singapore 739257
The L.S. Starrett Company Limited (Japan)	U.K.	Scotland	Branch			Sales	661 -Chrome Taito, Taito-KU, Tokyo 110-0016

Starrett Industria E Commercio Ltda.	Brazil		Corporation	1956	1956	Manufacturing	Av. Laroy S. Starrett, 1880, Caxia Postal 171, 13300-000, Itu, Brasil
The L.S. Starrett Company of Mexico, S.deR.L.deC.V.	Mexico		Corporation	2001	2001	Sales	Prol. Irlanda N 901 Col Privada, Luxemburgo, Saltillo, Coahuila, 25240 Mexico
Starrett Tools (Suzhou) Co. Ltd.	China		Corporation	1997	1997	Manufacturing	Suzhou Industrial Park, N. 339 Su Hong Zhong Road, Suzhou, Jiangsu Providence
The L.S. Starrett Co. of Australia Pty Ltd.	Australia		Corporation	1998	1998	Sales	Unit 2, 57 Prince William Drive, Seven Hills, N.S.W. 2147
Starrett (New Zealand) Limited	New Zealand		Corporation	2006	2006	Sales	28C Hugo Johnston Drive, Penrose, Aukland